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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 10, 2001

                               JCC HOLDING COMPANY
               (Exact Name of Registrant as Specified in Charter)

           DELAWARE                     1-12095                  62-1650470
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)


                                 One Canal Place
                           365 Canal Street, Suite 900
                          New Orleans, Louisiana, 70130
              (Address of Principal Executive Offices and Zip Code)

                                 (504) 533-6000
              (Registrant's telephone number, including area code)



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ITEM 9.  REGULATION FD DISCLOSURE.

         At a press conference held in New Orleans at our casino on May 10, 2001, we announced the appointment of Bill Noble as our new general manager to replace Joe Hasson, who has been reassigned by Harrah's New Orleans Management Company to the Harrah's properties in Lake Tahoe. Harrah's New Orleans Management Company is the manager of our casino and a wholly controlled affiliate of Harrah's Entertainment, Inc. Mr. Noble is arriving from Harrah's North Kansas City location. In connection with this announcement, representatives of the casino commented that our New Orleans casino results for the month of April reflected the first profitable month in our history, principally as a result of a reduction in the payments we are required to make to the State of Louisiana as a condition of our casino license. The reductions were implemented along with a reduction of other financial obligations as part of our recent bankruptcy reorganization which was effective on March 29, 2001. The formal accounting for the month of April is not complete and we cannot give any assurance that our operations were in fact profitable during the month of April. Our April results will be released in due course.

         Attached hereto as Exhibit 99.1 is our related press release.

         Statements in this Current Report that are not historical fact, including particular statements about possible profitability, are forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Management cautions that our future performance involves numerous risks and uncertainties, and that actual results could differ materially from those expressed in any of our forward-looking statements as a result of actual revenues and expenses, possible accounting adjustments and other factors that are contained in documents the Company files with the U.S. Securities and Exchange Commission. Readers are encouraged to refer to these reports.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

         (c)  Exhibits.

         The following exhibits are filed herewith:

         99.1              Press Release



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


JAZZ CASINO HOLDING COMPANY
(REGISTRANT)

/s/ L. Camille Fowler
--------------------------------
L. Camille Fowler
Vice President - Finance, Secretary and Treasurer


Date:  May 10, 2001


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                                INDEX TO EXHIBITS

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

Exhibit No.          Exhibit Description
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
   99.1              Press Release

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